Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

The undersigned hereby certifies that she is the duly elected and acting Treasurer and Secretary of THE EMPIRE DISTRICT ELECTRIC COMPANY D/B/A LIBERTY, a Kansas corporation, as servicer (the “Servicer”), under the Securitized Utility Tariff Property Servicing Agreement dated as of January 30, 2024 (the “Servicing Agreement”) between the Servicer and EMPIRE DISTRICT BONDCO, LLC, as issuing entity (the “Issuing Entity”), and further that:

1.	A review of the Servicer’s activities as of December 31, 2024 and of the Servicer’s performance under the Servicing Agreement has been made under the undersigned’s supervision.

2.	To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects as of December 31, 2024.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Compliance Statement as of the 31st day of March, 2025.

SERVICER:

THE EMPIRE DISTRICT ELECTRIC COMPANY D/B/A LIBERTY
a Kansas corporation

By:	/s/ JENNIFER SHEWMAKE
	Name:	Jennifer Shewmake
	Title:	Treasurer and Secretary